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                                                                  EXHIBIT 10.(a)

                          FLORIDA PROGRESS CORPORATION
                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                     AMENDED AND RESTATED DECEMBER 14, 1999

ARTICLE 1. GENERAL PROVISIONS

1.1 Purpose The Purpose of the Management Incentive Compensation Plan is to benefit the shareholders and customers of the Company by offering annual award opportunities to management for their achievement of financial and other goals.

1.2 Term of the Plan The Plan, as amended and restated, shall be effective as of January 1, 1999 (the "Effective Date"). The Plan shall remain in effect until such time as the Company's Board of Directors elects to terminate the Plan.

ARTICLE 2.  DEFINITIONS

The following definitions shall be established within the Plan text, and unless the Plan text indicates otherwise, shall have the meanings set forth below:

2.1 "Base Salary Rate" shall mean the Participant's annual base salary in effect as of December 31 of each Plan Year.

2.2      "Board" shall mean the Board of Directors of Florida Progress
         Corporation.

2.3 "Chairman" shall mean the Chairman and Chief Executive Officer of Florida Progress Corporation.

2.4 "Company" shall mean Florida Progress Corporation and its subsidiaries which are approved for participation in the Plan by the Committee.

2.5 "Compensation Committee" or "Committee" shall mean the Compensation Committee of the Board.

2.6 "Disability" shall have the meaning ascribed to such term in the Participant's Company sponsored tax-qualified retirement plan, or if no such plan exists, the following definition will apply.

         Shall mean any physical or mental disability arising out of natural or accidental causes, or both, which originate subsequent to the date of this Plan which prevents the Participant from engaging in and performing all of the duties assigned the Participant and such Disability shall have been in existence for a period of at least six months.

2.7 "Effective Date" means the date the Plan becomes effective, as set forth in Section 1.2 herein.

2.8 "Employee" shall mean a person who is a regular full-time or regular part-time active employee of Florida Progress Corporation or a Subsidiary.

2.9 "Financial/Strategic Goal(s)" shall mean the annual goal(s) established for the Company or Subsidiary.




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2.10     "Individual Goals" shall mean the established annual performance goals and objectives for each Participant which will be used to determine the Participant's Performance Award pursuant to the Plan.

2.11 "Participant" shall mean an Employee who is actively participating in the Plan during any Plan Year.

2.12 "Performance Award" shall mean the amount of the cash award payable to a Participant based on achievement of certain pre-established performance goals during the applicable Plan Year.

2.13 "Plan" shall mean the Management Incentive Compensation Plan for the Company as described and set forth herein.

2.14 "Plan Year" shall mean a calendar year beginning on January 1 and ending on December 31.

2.15 "Pool" shall mean the total Performance Awards which are created and funded based on the achievement of the Financial/Strategic Goal(s) with respect to either the Company or a particular Subsidiary.

2.16 "Prorated Award" shall mean the amount of a Performance Award paid to a Participant for participating in the Plan less than the full Plan Year or change of Target Incentive, as provided in Article 9 hereof.

2.17 "Retirement" shall have the meaning ascribed to such term in the Participant's Company sponsored tax-qualified retirement plan, or if no such plan exists, under that company's retirement policy.

2.18 "Subsidiary" shall mean any operating company or any other corporate entity or business unit thereof which is affiliated with the Company and designated by the Board to be included in the Plan.

2.19 "Supervisor" shall mean the immediate supervisor of Participant to whom the latter reports on a day-to-day basis for operational and administrative direction.

2.19 "Target Incentive" shall mean the percentage of Base Salary Rate at risk by a Participant for 100% or full achievement of the applicable Financial/Strategic Goal(s).

ARTICLE 3. ADMINISTRATION

3.1 Compensation Committee. The Compensation Committee shall have the final authority with respect to all matters pursuant to the Plan. Based upon recommendations submitted by the Chairman and subject to the terms of the Plan, the Compensation Committee shall have the authority to:

         (a) Review, and either accept, reject, or modify any or all of the annual Financial/Strategic Goals;

         (b) Review, and either approve or reject, or modify the recommended Performance Awards designated for the Chairman and other Officers who are included in the Plan;

         (c) Subject to Article 13 hereof, revise, amend, or otherwise change in any manner, the terms, provisions, or other features of the Plan as the Compensation Committee sees fit from time to time;

         (d) Review, and either approve, reject or modify the total amount of each Pool, and achievement of Financial/Strategic Goals;




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3.2      Chairman. As permitted by applicable law, and subject to the terms of the Plan, the Chairman or designee of his choice, is vested with authority to manage the day-to-day activities of the Plan. The Chairman shall make recommendations to the Compensation Committee as to the establishment of Financial/Strategic and Individual Goals for the Plan Year, and other administrative matters which may evolve pursuant to the Plan from time to time. Specific authorities of the Chairman shall be to:

         (a)     Determine the eligible Employees who are designated
                 Participants;

         (b) Prepare, review and recommend to the Compensation Committee the Performance Awards for all Officers who are included in the Plan;

         (c) Review and recommend to the Compensation Committee the total expenditures for all Performance Awards according to each Subsidiary, and achievement of Financial/Strategic Goals;

         (d) Designate, at his discretion, an executive to administer the Plan within the Company or any of its Subsidiaries; and

         (e) Select Participants who shall be eligible to defer a Performance Award with respect to any Plan Year pursuant to the criteria set forth in Section 10.1 hereof.

         (f) Determine the organization entity to which each Participant should be assigned for purposes of establishing the weighting as set forth in Article 6.2.

3.3 Chief Executive Officer. All other provisions of this Plan notwithstanding the President and CEO of each participating Subsidiary will have the authority to modify the amount of individual Performance Awards within his or her subsidiary except for his own by plus or minus ten percent (10%) of the proposed award.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. An employee is eligible for participation in the Plan if he or she is a regular full-time or regular part-time employee (temporary employees are not eligible for participation) of the Company; has completed three months of service prior to December 31 of the Plan Year; is employed on December 31 of the Plan Year; continues to be employed through the payout date and; as a member of management has responsibility for decision making and actions which significantly influence the Company's annual performance. The nomination of Participants will be left to the discretion of the President of each Subsidiary with the approval of the Chairman.

4.2 No Right of Employment. Nothing in the Plan shall imply any right of an Employee to continue in the employ of the Company, or shall interfere with the right of the Company to terminate such Employee's employment at any time.

ARTICLE 5. PERFORMANCE MEASUREMENT PERIOD

The Plan measures and rewards performance achieved by the Company over the course of the Plan Year.

ARTICLE 6. PERFORMANCE CRITERIA

6.1 Financial/Strategic Goals. The Plan's performance criteria for funding Performance Awards shall be established each Plan Year by the Compensation Committee consistent with the Company's annual Financial/Strategic Goal(s) and objectives.




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6.2      Weighting of Financial/Strategic Goals. Each Financial/Strategic Goal
         established with respect to Florida Progress Corporation and each Subsidiary shall be weighted to reflect its relative importance in determining the size of the Pool. For example, the weighting of the 1999 Financial/Strategic Goals by organizational entity is set forth below:

             Organizational Entity                 Weighting of Financial Goals
             ----------------------                ----------------------------
             Florida Progress Corp.                80% Florida Power
                                                   15% Electric Fuels
                                                   5% Corporate and Other

             Subsidiary Companies                  100% Subsidiary Company

ARTICLE 7. DETERMINATION OF INDIVIDUAL PERFORMANCE AWARD

7.1 Size of Individual Performance Awards. The size of individual Performance Awards shall be based upon the achievement of Financial/Strategic Goals and the assessment of the Participant's achievement of Individual Goals during the Plan Year. All Performance Awards are distributed from available funds in the applicable Pool(s).

7.2 Target Award Opportunities. Each Participant will be assigned a Target Incentive as determined by Management to be commensurate with the responsibility and impact of their position on the Strategic, Annual Profit Plan, and Operations Goals of the Company.

         The range of Participants' target incentives shall be determined by the Compensation Committee for all Officers and by the Vice President Human Resources and the President of each subsidiary for all other Participants.

7.3 Performance Award Pool. A Pool shall be established separately with respect to the Company and each Subsidiary, and funds are not transferable between Pools. The amount of each Pool shall be determined based on the level of achievement of the applicable Financial/Strategic Goal(s). At 100% achievement, the amount of the Pool shall equal the TOTAL of the Participant's Target Incentive; at the Threshold achievement level, and amount of the Pool shall be 50% of the TOTAL; and at the Maximum achievement level, the amount of the Pool shall be equal to 200% of the TOTAL. Results between achievement levels shall produce interpolated funding levels.

7.4 Development of Individual Goals. During the first quarter of each Plan Year, all Participants will develop Individual Goals which set forth annual goals and objectives of the Participant. The Individual Goals are to be developed as the result of discussions between the Participant and Supervisor. These Individual Goals may be either quantitative or qualitative and should be consistent with the Company or Subsidiary, Strategic, Annual Profit Plan or Operations Goal for the Plan Year.

7.5 Measurement Against the Individual Performance Plan. Following the last quarter of the Plan Year, management will assess the performance and recommend a Performance Award based upon the achievement of each Participant.

7.6 Funds Not Allocated As Performance Awards. Any funds which are not allocated to Participants shall be returned to the Company's operating profits for the applicable Plan Year.




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ARTICLE 8. TIMING AND PAYMENT OF AWARDS

8.1 Timing of Award Payments. Subject to deferrals made pursuant to Articles 10 and 11 hereof, Participants in the Plan will receive their Performance Awards, if any, as soon as practical after completion of the Plan Year.

8.2 Awards Payable in Cash. All Performance Awards payable under the Plan shall be paid in cash. All Performance Awards shall be subject to the Company's obligation to withhold the required amount of any Social Security, federal, state, or local taxes attributed to any amounts payable pursuant to the Plan.

ARTICLE 9. LIMITED PARTICIPATION AND CHANGE IN TARGET INCENTIVE DURING PLAN YEAR

9.1 Partial Plan Year Eligibility. Subject to Section 9.2 hereof, a Participant must be an Employee of the Company or a Subsidiary as of the last day of the Plan Year and through the payout date in order to be eligible to receive a Performance Award pursuant to the Plan. In the event that an Employee is a Participant in the Plan for less than a full Plan Year, the following provisions shall apply:

         (a) An employee who becomes eligible for participation in the Plan due to initial employment, transfer, or promotion during the Plan Year will be eligible to receive a Prorated Award based upon the Participant's Target Incentive at the time of induction. In no event, however, will Prorated Awards be made for any employment period of time less than three months participation during the Plan Year by the Participant.

         (b) The size of the Prorated Award payable pursuant to Section 9.1(a) hereof shall be determined by multiplying the Performance Award which would have been earned by the Participant for a full Plan Year's participation by the fraction that reflects the number of months of active service during the Plan Year, as follows:

         Prorated =        Annual           x        Number of Months of Active
         Award             Performance               Service During Plan Year
                           Award                     --------------------------
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9.2      Termination of Employment Due to Retirement, Disability, Death or
         Change-In-Control Activities. A Plan Participant who is not an Employee on the last day of the Plan Year as a direct result of Retirement, Disability, death (in which case the rights would pass to the Participant's beneficiary), or change-in-control activities will be eligible to receive a Prorated Award. In no event, however, will a Prorated Award be made for any employment period of less than three months participation during the Plan Year by the Participant when the termination of employment is due to change-in-control activities. The Prorated Award will be determined by multiplying the Performance Award which would have been earned by the Participant for a full year's participation by the fraction that reflects the number of months of active service during the Plan Year, as set forth below:

         Prorated =        Annual           x        Number of Months of Active
         Award             Performance               Service During Plan Year
                           Award                     --------------------------
                                                                 12




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9.3      Proration of Target Incentives. In the event a Participant's Target
         Incentive changes during the Plan Year, the Performance Award shall be determined as follows:

         12/31   x     Former      x    No. of      +    12/31    x    New        x      No. of
         ------        Target           Months           ------        Target            Months
         Base          Incentive        ---------        Base          Incentive         ------
         Salary                            12            Salary                            12
         Rate                                            Rate


ARTICLE 10. DEFERRAL OPPORTUNITY

10.1 Eligibility. The Chairman, in his discretion, may permit any eligible participant to defer all or a portion of his or her Performance Award which may become payable under the terms of the Plan for any Plan Year. It is the intent of the Company to extend eligibility to defer receipt of Performance Awards only to those individuals who are deemed to comprise a select group of management or highly compensated employees such that the Plan will qualify for treatment as a "top hat" plan under Employee Retirement Income Security Act of 1974 as amended from time to time or any successor act thereto.

         In the event a Participant no longer meets the eligibility requirements for making deferrals of a Performance Award under the Plan, as determined by the Chairman, such Participant shall become ineligible to make further deferrals, retaining all the rights described in Articles 10 and 11 hereof, except the right to make any further deferrals, until such time that the Participant again becomes eligible to make deferrals.

10.2 Participation. The Chairman shall determine the Participants who are eligible to make deferrals for any Plan Year pursuant to this Article 10 based on the criteria set forth in this Section 10.1. Participants who are deemed eligible to defer a Performance Award for any Plan Year shall be so notified in writing.

10.3 No Right to Defer. No Participant shall have the right to be selected to defer a Performance Award under this Article 10 nor, having been so selected for any given Plan Year, to be selected for any other Plan Year.

10.4 Amount Which May Be Deferred. An eligible participant may elect to defer up to one hundred percent (100%) of his or her Performance Awards which may be payable under the Plan for a given Plan Year prior to July 1 of that Plan Year. All deferral elections shall be irrevocable, and shall be made on a "Performance Award Deferral Election Form," as described herein.

10.5 Deferral Election. Eligible Participants shall make their elections to defer the Performance Award which may become payable under the Plan for a given Plan Year prior to July 1 of that Plan Year. All deferral elections shall be irrevocable, and shall be made on a "Performance Award Deferral Election Form," as described herein.

         Eligible Participants shall make the following irrevocable elections on each "Performance Award Deferral Election Form":

         a) The percentage amount of the Performance Award to be deferred for the Plan Year;

         b)      The length of the deferral period, pursuant to the terms of
                 Section 10.7 herein; and

         c) The form of payment to be made to the Participant upon Retirement, pursuant to the terms of Section 10.8 herein.




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10.6     Length of Deferral. The deferral period elected by each Participant for any Plan Year shall be either (a) until the Participant's Retirement;
         or (b) for a period at least equal to one (1) year following the end of the Plan Year in which the Performance Award is earned and no greater than ten (10) years following such date; provided, however, that each Participant may have only one (1) deferral period under this Section 10.7(b) outstanding at any one time. Notwithstanding the foregoing, no deferral period selected pursuant to Section 10.7(b) may extend beyond a Participant's Retirement.

         Notwithstanding the deferral periods elected by a Participant, payment of deferred amounts and accumulated interest thereon shall be made to the Participant in a single lump sum in the event the Participant's employment with the Company terminates for any reason other than Retirement at a time prior to full payment of deferred amounts and interest thereon. Such payment following employment termination shall be made in cash as soon as practicable following the termination of the Participant's employment.

10.7 Payment of Deferred Amounts. Amounts together with interest earned thereon, which are deferred to a date which occurs prior to a Participant's Retirement shall be paid, in cash, in one lump sum as soon as practicable following such date. With respect to amounts deferred until Retirement, the Participant shall be entitled to elect to receive payment of such deferred amounts, together with earnings thereon, in cash, commencing upon the effective date of Retirement, in a single lump sum or in installments.

         a) Lump Sum Payment. Such payment shall be made in cash as soon as practicable following the Participant's Retirement.

         b) Installment Payments. Participants may elect payment of deferred amounts in installments, with a minimum of two (2) installments and a maximum of ten (10) installments. The initial payment shall be made, in cash, as soon as practicable following the effective date of the Participant's retirement. The remaining installment payments shall be made, in cash, during the first quarter of each Plan Year thereafter, until the Participant's entire deferred compensation account has been paid.

         The amount of each installment payment shall be equal to the balance remaining in the Participant's deferred compensation account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

10.8 Financial Hardship. The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, "severe financial hardship." In such event, the Committee may, in its sole discretion:

         a) Authorize the cessation of deferrals by such Participant under the Plan; or

         b) Provide that all, or a portion, of the amount previously deferred by the Participant shall immediately be paid in a lump sum cash payment; or

         c) Provide that all, or a portion, of the installments payable over a period of time shall immediately be paid in a lump sum cash payment; or

         d) Provide for such other installment payment schedules as deemed appropriate by the Committee under the circumstances.




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         For purposes of this Section 10.8, "severe financial hardship" shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising out of one of more recent events beyond the control of the Participant. In any event, payment may not be made to the extent such emergency is or may be relived: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; and
         (iii) by cessation of deferrals under the Plan.

         Withdrawals of amounts because of severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship. Examples of what are not considered to be severe financial hardships include the need to send a Participant's child to college or the desire to purchase a home. The Participant's account will be credited with interest in accordance with the Plan up to the date of distribution.

         The severity of the financial hardship shall be judged by the Committee. The Committee's decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant's future deferral opportunities shall be ceased, and/or the manner in which, if at all the payment of deferred amounts to the Participant shall be altered or modified, shall be final, conclusive, and not subject to appeal.

ARTICLE 11. PARTICIPANTS' ACCOUNTS

11.1 Participants' Accounts. The Company shall establish and maintain a book reserve account for deferrals made by each Participant under Article 10 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the participant.

11.2 Earnings (Losses) on Deferred Amounts. Participants shall be credited with earnings (and losses, if any) on their Accounts as if they had been invested in one or more of the following investment funds offered by Vanguard, as determined by the Participants:

                           Vanguard 500 Index Fund
                           Vanguard Extended Market Index Fund
                           Vanguard International Growth Fund
                           Vanguard Life Strategy Moderate Growth Fund
                           Vanguard Total Bond Market Index Fund
                           Vanguard Retirement Savings Trust

11.2(a) Participants may make a separate investment election to rebalance their total account by exchanging existing fund account balances among the investment funds offered within the Plan (in one percent (1%) increments) on a daily basis;

11.2(b) Earnings (losses) shall be credited on a daily basis. Interest on deferred amounts shall be paid out to Participants at the same time and in the same manner as the underlying deferred amounts.

11.2(c) The provisions of this Article shall be administered and processed in accordance with such rules and procedures as shall be adopted by the Chairman or his delegate.

11.3 Charges Against Accounts. There shall be charged against each Participant's deferred compensation account any payments made to the Participant or to his or her beneficiary.




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ARTICLE 12. DESIGNATION OF BENEFICIARY

Each participant shall designate a beneficiary or beneficiaries who, upon the Participant's death, will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date delivered to the Vice President Human Resources of the Company by the Participant.

Participants may change their designations of beneficiary on such form as prescribed by the Vice President Human Resources of the Company. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Vice President Human Resources of the Company prior to the Participant's death.

In the event that all the beneficiaries named by a Participant pursuant to this
Article 12 predecease the Participant, the amounts that would have been paid to the Participant or the Participant's beneficiaries shall be paid in a lump sum to the Participant's estate. In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

ARTICLE 13. AMENDMENT AND TERMINATION

The Committee, in its sole discretion, without notice, at any time and from time to time may modify or amend, in whole or in part, any or all of the provisions of the plan, or suspend or terminate the Plan entirely; provided however, that no such modification, amendment, suspension or termination may, without the consent of a Participant (or beneficiary, as applicable), materially and adversely affect the right of a Participant (or beneficiary as applicable) to a payment or distribution hereunder with respect to an outstanding Performance Award or previously deferred amounts.

ARTICLE 14. MISCELLANEOUS

14.1 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.2 Costs of the Plan. All costs of administering the Plan shall be borne by the Company out of the Company's general assets. Although not prohibited from doing so, the Company is not required, in any way, to segregate assets in any manner or to specifically fund any benefits provided under this Plan.

14.3 Contractual Obligation. The Plan shall create a contractual obligation on the part of the Company to make payments from the Participant's accounts when due. Payment of account balances shall be made out of the general funds of the Company.

14.4 Unsecured Interest. No Participant or party claiming an interest in deferred amounts under a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such a right shall be equivalent to that of an unsecured general creditor of the Company.

         The company may establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of deferred amounts. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any deferred amounts or contributions under the Plan are actually paid from any such trust, the




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         Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts shall remain the obligation of, and shall be paid by, the Company.

14.5 Nontransferability: In no event shall the Company or any Employer make any payment under this plan to any assignee or creditor of a Participant or of a beneficiary. Prior to the time of a payment hereunder, a participant or a beneficiary shall have no right by way of anticipation or otherwise to assign (including without limitation in connection with a divorce) or otherwise dispose of any interest under this Plan nor shall rights be assigned or transferred by operation of law.

ARTICLE 15. CHOICE OF LAW

The validity, interpretation, and administration of the Plan and the rights of any and all persons having or claiming to have an interest therein, shall be determined exclusively in accordance with the laws of the State of Florida.


























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